Exhibit 2.2




                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER
                              DATED APRIL 16, 1999




                                  BY AND AMONG



                          JLL VENTURES (DELAWARE) CORP.

                         JLL VENTURES ACQUISITION CORP.

                                    CNF, INC.

                                       AND

                     PAUL CHARLES, THE PRINCIPAL SHAREHOLDER
                                  OF CNF, INC.









Dated: May 24, 1999

                                 AMENDMENT NO. 1
                       TO THE AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 (the "Amendment") to that certain AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May ___, 1999 by and among JLL VENTURES (DELAWARE) CORP., a Delaware corporation ("Acquiror"), JLL VENTURES ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Acquiror ("JLL"), CNF, INC., a California corporation ("CNF"), and PAUL CHARLES, an individual residing at 10931 East Laurel Lane, Scottsdale, AZ 85260, and the principal shareholder of CNF ("Charles" or "Shareholder").


                                    Recitals

         WHEREAS, the parties to the Agreement wish to amend the Agreement in accordance with the following terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Exhibits and Schedules. The table of Exhibits and Schedules is hereby amended to delete Exhibit 1.2 (c) - Form of Acquiror Option Agreement in its entirety and to include the following additional Exhibit:

                  "Exhibit 5.20 - Form of Proxy"

         2. Exhibits and Schedules. The table of Exhibits and Schedules is hereby amended to include the following additional Schedules:

                  "Schedule 4.1(f)(iv) - Sublease Agreements
                   Schedule 4.1(y) - CNF Stock Option Plan
                   Schedule 5.22 - Personal Guarantees"

         3. Recitals. The third "WHEREAS" clause is hereby deleted in its entirety.

         4. Name of Surviving Corporation. Section 1.1(c)(i) is hereby amended to provide in its entirety as follows:

                  "JLL shall continue its existence under the laws of the State of Delaware as the surviving corporation as "CNF Mobile Solutions, Inc.";"

         5. Officers and Directors of JLL and Acquiror. Section 1.1(c)(vii) is hereby amended to provide in its entirety as follows:

                           "The officers and directors of each of JLL and
                  Acquiror shall resign upon the Effective Time and the officers and directors of the Surviving Corporation and the Acquiror shall consist of those individuals identified on Schedule 1.1(c)(vii), and such persons shall serve in such positions for their respective terms provided by law or in the Bylaws of the Surviving Corporation or Acquiror, as applicable, and until their respective successors are elected and qualified."

         6. Title of Section 1.2. The title of Section 1.2 is hereby amended to provide in its entirety as follows:

                           "1.2 Conversion of Stock; Assumption of Outstanding
Options."

         7. Assumption of Outstanding Options. Section 1.2(c) is hereby amended to provide in its entirety as follows:

                           "(c) Assumption of Outstanding Options. As of the
                  Closing, there will be outstanding options, warrants or other rights to purchase an aggregate of 405,658 shares of CNF Common Stock or approximately 13.96% of the outstanding shares of CNF Common Stock on a fully diluted basis (collectively, the "CNF Options" and individually, a "CNF Option"). The CNF Options were issued under the CNF 1997 Equity Incentive Plan (the "Plan"). At the Effective Time, Acquiror shall assume the Plan and all obligations of CNF under the Plan including, but not limited to, the obligation to issue shares of CNF Common Stock upon the exercise of the CNF Options. At the Effective Time, in accordance with the terms of the CNF Options, each CNF Option shall represent the right to purchase that number of Preferred Shares equal to the product obtained by multiplying that number of shares of CNF Common Stock purchasable upon exercise of such option by 2.0628. The exercise price of each CNF Option shall be reduced to an amount equal to the quotient obtained by dividing the current exercise price of such CNF Option by 2.0628. Schedule 1.2(c) identifies each holder of a CNF Option, the exercise price and number of shares of CNF Common Stock issuable upon exercise of such option prior to the Effective Time and the exercise price and number of Preferred Shares issuable upon exercise of such option after the Effective Time."

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         8. Merger Consideration. Sections 1.3(a) and 1.3(b) are hereby amended to provide in their entirety as follows:

                           "(a) Subject to the provisions of Section 1.4(b)
                  hereafter, the Merger Consideration, consisting of the total purchase price payable to the holders of 100% of the outstanding CNF Common Stock (the "CNF Shareholders") in connection with the acquisition by merger of CNF, shall be delivered and shall consist exclusively of the issuance of
                  2.0628 newly issued shares of Series A Convertible Preferred Stock, $.0001 par value per share, of Acquiror (the "Preferred Shares") for each share of CNF Common Stock outstanding (on a fully diluted basis), thus resulting in the issuance of 5,163,202 Preferred Shares to the CNF Shareholders at Closing and the reservation of an additional 836,798 Preferred Shares issuable upon exercise of the CNF Options resulting in an aggregate of 6,000,000 Preferred Shares on a fully diluted basis. The Preferred Shares shall be convertible at the option of the holder thereof into shares of common stock, $.0001 par value per share, of Acquiror (the "Common Stock") and have those rights, preferences and designations set forth in that certain Certificate of Designation, Preferences and Rights of Series A Preferred Stock (the "Certificate of Designation"), a true and correct copy of which is attached hereto and made a part hereof as Exhibit 1.3(a).

                           (b) The Merger Consideration shall be allocated among
                  the CNF Shareholders in the proportion of their share ownership of the outstanding shares of CNF Common Stock at the Closing as set forth on Schedule 1.3(b)."

         9. Shareholder Shares to be Placed Into Escrow. Section 1.4(b) is hereby amended to provide in its entirety as follows:

                           "In order to secure the Shareholder's indemnification
                  obligations under Article VII hereof, 2,000,000 of the Preferred Shares issuable to the Shareholder hereunder (the "Shareholder Indemnification Escrow Shares") shall be placed into escrow pursuant to the escrow agreement attached hereto as Schedule 1.4(b) (the "Shareholder Escrow Agreement"); 1,000,000 of which shall be retained for a period of six (6) months after the Closing and 1,000,000 of which shall be retained for a period of eighteen (18) months after the Closing. While retained in escrow, the Shareholder shall retain full voting rights with respect to the Shareholder Escrow Shares."

         10. Closing Transactions. Section 2.2(a)(iii) is hereby deleted in its entirety.

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

         11. Closing Transactions. Section 2.2(b)(i) is hereby amended to provide in its entirety as follows:

                           "Subject to Section 1.4(b), Acquiror shall deliver or
                  shall cause to be delivered to the CNF Shareholders certificates evidencing 5,163,202 Preferred Shares in payment of the Purchase Price. 2,000,000 of the Preferred Shares issuable to the Shareholder shall be delivered into escrow pursuant to the terms of the Shareholder Escrow Agreement;"

         12. Closing Transactions. Section 2.2(b)(ii) is hereby deleted in its entirety.

         13. Closing Transactions. Section 2.2(b)(xvii) is hereby amended to provide in its entirety as follows:

                           "Each of the officers and directors of each of
                  Acquiror and JLL shall have tendered their resignations in form and substance satisfactory to CNF and the Shareholder;"

         14. Representations and Warranties of CNF and Shareholder. Section 4.1(y) is hereby added to provide in its entirety as follows:

                           "(y) CNF Stock Option Plan. Attached hereto as
                  Schedule 4.1(y) is a true, correct and complete copy of the CNF 1997 Equity Incentive Plan (the "Plan"). The Plan is in full force and effect on and as of the date hereof and has not been amended, modified, superseded or qualified in any manner whatsoever. The Plan has been duly adopted by all necessary corporation action on the part of CNF. All of the CNF Options were issued under the Plan in accordance with the terms of the Plan. All CNF Options have been duly and validly authorized by all necessary corporate action on the part of CNF and have not been amended, modified, superseded or qualified in any manner whatsoever."

         15. Acquiror Post-Closing Actions. Section 5.1(vii) is hereby amended to delete the words "CNF Holdings, Inc." and replace them with the words "CNF Technologies, Inc."

         16. Voting Agreement. Section 5.20 is hereby amended to provide in its entirety as follows:

                           "(a) Subject to Section 5.20(b) below, until the
                  later of (i) the completion of audited financial statements of Acquiror for the fiscal year ending March 31, 2000; or (ii) June 30, 2000 (the "Term"), those shareholders of Acquiror holding an aggregate of 2,100,000 shares of Common Stock as of the Closing identified as signatories to this Amendment (the "JLL Shareholders") agree to vote all voting securities of Acquiror owned beneficially or of


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

                  record by such holder at every Annual Meeting of Stockholders, at any Special Meeting of Stockholders called for the purpose of electing members to the Board of Directors, or will act by written consent or otherwise take such action as is required, to vote for and elect a Board of Directors in the manner identified in Section 5.19(a) of this Agreement and not to take any action inconsistent with Section 5.19 of this Agreement, including voting any voting securities of Acquiror to amend the Company's By-laws or Certificate of Incorporation in a manner inconsistent with Section 5.19.

                           (b) In the event that the Acquiror issues additional
                  shares of Common Stock during the Term, it shall cause shareholders of Acquiror holding that number of additional shares of Common Stock equal to 50% of the number of additional shares of Common Stock so issued to be subject to the provisions of Section 5.20(a). In addition, if during the Term certain of the Historic Acquiror Shareholders are caused to surrender certain shares held in escrow or any events occur such that the Shareholder holds voting power over more than 51% of the total number of Acquiror securities outstanding, then, and in that event, the number of shares subject to section 5.20(a) shall be reduced to equal only that number necessary to grant voting power to the Shareholder (when added to his then record and beneficial direct or indirect ownership) equal to 51% of the total voting power of all outstanding voting securities of Acquiror. Any shares of Common Stock or other securities of Acquiror issued during the Term upon exercise of any CNF Options shall be deemed to be beneficially owned by Shareholder for the purpose of determining whether Shareholder holds voting power over more than 51% of the total number of Acquiror securities outstanding.

         17. Indemnification of Certain Obligations. Section 5.22 is hereby added to provide in its entirety as follows:

                           "5.22 Indemnification of Certain Obligations. As set
                  forth on Schedule 5.22, Shareholder, Julie Charles, the wife of the Shareholder, and David Thompson, the Chief Financial Officer of CNF are personal guarantors of certain obligations of CNF outstanding as of the Closing (the "Guarantees"). By executing below, JLL and Acquiror hereby agree to indemnify, defend and hold harmless, Shareholder, Julie Charles and David Thompson from and against any and all demands, claims, actions or causes of action, judgment, assessments, losses, liabilities, damages or


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


                  penalties and reasonable attorneys' fees and related disbursements incurred by such person which arise out of or result from any obligation of such person under any of the Guarantees."

         18. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

         19. Full Force and Effect. All other provisions in the Merger Agreement shall remain in full force and effect except those identified within this Amendment.

         20. Counterpart and Facsimile. This Amendment may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.


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


         IN WITNESS WHEREOF, Acquiror, JLL, CNF and the Shareholder have caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                   JLL VENTURES (DELAWARE) CORP.,
                                   a Delaware Corporation


                                   By: /s/ Vincent J. Marold
                                      ---------------------------
                                           Name: Vincent J. Marold
                                           Title: President


                                   JLL VENTURES ACQUISITION CORP.,
                                   a Delaware Corporation


                                   By: /s/ Vincent J. Marold
                                      ---------------------------
                                           Name: Vincent J. Marold
                                           Title: President

                                   CNF, INC., a California Corporation


                                   By: /s/ Paul Charles
                                      ---------------------------
                                           Name: Paul Charles
                                           Title: President

                                   PAUL CHARLES

                                   /s/ Paul Charles
                                   ---------------------------
                                           Signature


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

         For the sole purpose of evidencing their agreement to the provisions of
Section 5.20 of the Agreement, the undersigned have executed this Agreement as of the date first written above.

                                   JLL SHAREHOLDERS



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



                               Schedule 4.1(f)(iv)

                               Sublease Agreements


                        Sublease of 7722 East Gray Road,
                              Scottsdale, AZ 85260,
                                   as amended
                          Located at Pages 02477-02478
                          of the Due Diligence Binders


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



                                 Schedule 4.1(y)

                              CNF Stock Option Plan


                           1997 Equity Incentive Plan
                          Located at Pages 01574-01590
                          of the Due Diligence Binders















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



                                  Schedule 5.22

                               Personal Guarantees


                  U.S. Small Business Administration Guarantee
                          Located at Pages 02753-02755
                           of the Due Diligence Binder

                              Commercial Guarantee
                                Loan #SJ02535721
                          Located at Pages 02757-02760
                           of the Due Diligence Binder

                              Commercial Guarantee
                                Loan #SJ04340901
                          Located at pages 02762-02768
                           of the Due Diligence Binder


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